UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2016

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 9, 2016, Black Box Corporation ("Parent" or "Borrower") and certain directly or indirectly wholly-owned subsidiaries of Parent (collectively, the "Guarantors" and together with Parent, the "Loan Parties") entered into a revolving senior credit facility (the "Loan Facility") in the form of a Credit Agreement (the "Credit Agreement") with PNC Bank, National Association, as administrative agent ("Agent"), and certain other lender parties (together with the Agent, the "Lenders").

Borrowings under the Loan Facility are permitted up to a maximum amount of $200,000,000, including up to $15,000,000 of swingline loans and $25,000,000 of letters of credit. The Loan Facility may be increased by Borrower up to an additional $50,000,000 with the approval of the Lenders and may be unilaterally and permanently reduced by Borrower to not less than the then outstanding amount of all borrowings (including letters of credit and swingline loans) under the Loan Facility upon not less than three business days’ written notice.

Initial borrowings under the Loan Facility were used to refinance the existing credit facility of the Borrower and for other corporate purposes.

The Loan Facility is guaranteed by all of Parent’s material directly and indirectly owned subsidiaries that are incorporated (or organized) under the laws of the District of Columbia or under the laws of any state or commonwealth of the United States. The Loan Facility is also secured by substantially all of the assets of the Loan Parties. The Borrower may request the release of the security if the Leverage ratio for two consecutive quarters is less than or equal to 2.50 to 1.00 and no potential default or event of default is continuing, but in no event can it request a release prior to September 30, 2017.

Interest on outstanding indebtedness under the Loan Facility currently accrues, at the Borrower’s option, at a rate based on either: (a) the greater of (i) the prime rate per annum of the Agent then in effect, (ii) 0.50% plus the rate per annum which is the daily federal funds open rate and (iii) 1.00% plus the LIBOR rate, in each case plus 0% to 1.00% (determined by a leverage ratio based on the Parent's consolidated EBITDA) or (b) a rate per annum equal to the LIBOR rate plus 1.00% to 2.00% (determined by a leverage ratio based on the Parent’s consolidated EBITDA).

The Loan Facility matures on May 9, 2021 and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants applicable to the Loan Parties.

Conditions precedent to the effectiveness of the Loan Facility and the initial borrowing were satisfied on May 9, 2016. Conditions precedent to any subsequent borrowings or issuances of letters of credit include (i) Borrower will have given appropriate notice of such loan or letter of credit, (ii) each of the representations and warranties made by each Loan Party in the Loan Facility will be true and correct in all material respects, both before and after giving effect to the requested loans or letters of credit, (iii) no potential default or event of default has occurred and is continuing on such date or after giving effect to the loans or letters of credit requested and (iv) neither the making nor use of the loans nor the issuance of the letters of credit will contravene any law applicable to the Borrower or any Lender.

The affirmative covenants of the Loan Facility include, among others, (i) maintenance of corporate status, (ii) payment of liabilities, taxes and other governmental charges, (iii) maintenance of insurance, (iv) maintenance of properties, (v) maintenance of books and records, (vi) compliance with laws, (vii) use of proceeds, (viii) future material domestic subsidiary of Parent becoming a guarantor, (ix) delivery of annual and quarterly financial statements, including an opinion of independent accountants in the case of the annual statements, certain consolidating financial information, financial compliance certificates, annual projections and other information requested by a Lender and (x) notice of the happening of certain events, including, a potential default or event of default, a material adverse change, any pending or threatened suit above a certain threshold amount or that may result in a material adverse change.

The negative covenants of the Loan Facility include, among others, restrictions (with certain exceptions) on the ability of any Loan Party (or its subsidiaries): (i) to create, incur, assume or suffer to exist any indebtedness, (ii) to create, incur, assume or suffer to exist any lien on its property, (iii) to guarantee any indebtedness, (iv) to make any investments in or loans or advances to, parties other than Loan Parties, (v) to make any distribution or dividend or to repurchase its capital stock if a potential default or an event of default is continuing, (vi) to repurchase or redeem its capital stock or issue a dividend, other than regular quarterly dividends on the capital stock of the Parent in an amount not exceeding $15,000,000 in any fiscal year, if the Parent’s leverage ratio (after taking into consideration the payment made to repurchase the stock or issue the dividend) exceeds 3.00 to 1.00, (vii) to merge with or into another person, liquidate or dissolve, acquire any portion of the assets of any person, other than in the ordinary course of business, provided that so long as no event of default or potential default has occurred and is continuing (or will exist after giving effect to the acquisition), the Loan Parties or their subsidiaries are permitted to make acquisitions in certain circumstances, including acquisitions in their line of business; provided, that, if the acquisition is above $10,000,000, Parent’s leverage ratio, after taking into account the consideration paid in the acquisition, may not exceed a reduced leverage threshold, (viii) to sell, convey, assign, lease, transfer, abandon or otherwise dispose of any of its properties, except in the ordinary course of business and other select instances, (ix) to allow any of its subsidiaries that are not Loan Parties to deal with any Loan Party except in the ordinary course of business on terms no less favorable to the Loan Party than it would otherwise receive in an arm’s length transaction, (x) creating or acquiring any material domestic subsidiary that has not agreed to become a guarantor under the Loan Facility, (xi) to enter a line of business that is not substantially related, complementary, adjacent, ancillary or incidental to Borrower’s current businesses, (xii) to permit any Loan Party to change its fiscal year, (xiii) to permit any Loan Party to amend its organizational documents that would be materially adverse to the Lenders or (xiii) to enter into an agreement restricting it from permitting any lien on collateral securing the obligations under the Loan Facility.

The Loan Facility also obligates the Loan Parties to satisfy the following financial covenants:

Leverage. As of the last day of each fiscal quarter, the Leverage Ratio shall not be greater than (i) 3.75 to 1.00 for each fiscal quarter ending June 30, 2016 through June 30, 2017; (ii) 3.50 to 1.00 for each fiscal quarter ending September 30, 2017 through March 31, 2018; and (iii) 3.25 to 1.00 for each fiscal quarter ending June 30, 2018 and each quarter thereafter, calculated in accordance with the terms contained in the Loan Facility. The Leverage Ratio is subject to reduced levels if the collateral is released.

Interest Coverage. As of the last day of each fiscal quarter, the Interest Coverage Ratio shall not be less than 3.50 to 1.00 for each fiscal quarter ending after the closing, beginning with June 30, 2016, calculated in accordance with the terms contained in the Loan Facility.

The Loan Facility also contains customary events of default, including, among others, breaches of representations and warranties, the failure to comply with material covenants, a default on other indebtedness in excess of $5,000,000 or a change of control of Parent.

The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement filed as Exhibit 10.1 hereto.

The Credit Agreement and other loan documents are being filed herewith solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Borrower or any of its subsidiaries.  The representations, warranties and covenants contained in the Credit Agreement and other loan documents are made solely for purposes of the loan documents and are made as of specific dates; are solely for the benefit of the parties thereto; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such  loan documents, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties and are not for the purpose of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Borrower or any of its subsidiaries.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the loan documents, which subsequent information may or may not be fully reflected in public disclosures.

Item 1.02	Termination of a Material Definitive Agreement.
In connection with the entry into the Credit Facility described in Item 1.01 above, on May 9, 2016 the Borrower terminated its existing credit agreement dated as of March 23, 2012, by and among Borrower, Borrower’s material domestic subsidiaries, Citizens Bank of Pennsylvania, as Administrative Agent and the lender parties thereto. The terminated credit facility originally permitted revolving loans in an amount of up to $400,000,000, which amount was later voluntarily reduced by Borrower to $200,000,000. The terminated facility was unsecured but was guaranteed by the Borrower’s material domestic subsidiaries. The other material terms of the terminated facility have been previously disclosed in Borrower’s periodic public filings.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement dated as of May 9, 2016 by and among Black Box Corporation, the Guarantors, the Lenders and PNC Bank, National Association, as Administrative Agent.*
10.2	Guaranty and Suretyship Agreement dated May 9, 2016.
10.3	Pledge Agreement dated May 9, 2016.
10.4	Security Agreement dated May 9, 2016.
10.5	Schedules to the Credit Agreement.
*	Exhibits to the Credit Agreement to be filed by amendment.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: May 13, 2016
/s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)
Exhibit Index

Exhibit No.	Description
10.1	Credit Agreement dated as of May 9, 2016 by and among Black Box Corporation, the Guarantors, the Lenders and PNC Bank, National Association, as Administrative Agent.*
10.2	Guaranty and Suretyship Agreement dated May 9, 2016.
10.3	Pledge Agreement dated May 9, 2016.
10.4	Security Agreement dated May 9, 2016.
10.5	Schedules to the Credit Agreement.
*	Exhibits to the Credit Agreement to be filed by amendment.